                                                                    EXHIBIT 23.1







                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Vianet Technologies, Inc. on Form 10 of our report dated July 26, 1999 with respect to the consolidated balance sheet of Vianet Technologies, Inc. as of December 31, 1998 and the related consolidated statements of operations, deficiency in shareholders' equity and cash flows for the period from March 20, 1998 (inception) to December 31, 1998.






                                                /s/ EDWARD ISAACS & COMPANY, LLP
New York, New York
January 25, 2000